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                                                                    Exhibit 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in this Amendment No. 2 to the Form S-4 Registration Statement and related prospectus of Bay View Capital Corporation for the registration of up to 4,600,000 shares of its common stock and to the inclusion herein of our report dated March 30, 2005, with respect to the consolidated financial statements of Great Lakes Bancorp, Inc. as of and for the year ended December 31, 2004.


/s/ KPMG LLP

Buffalo, New York

February 13, 2006